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                                                                      EXHIBIT 21

                              VLSI TECHNOLOGY, INC.

                                  SUBSIDIARIES


 1.  VLSI Technology GmbH, incorporated under the laws of Germany.

 2.  VLSI Technology Limited, incorporated under the laws of the United Kingdom.

 3.  VLSI Technology France Holding SARL, incorporated under the laws of France.

 4.  VLSI Technology K.K., incorporated under the laws of Japan.

 5.  VLSI Technology Asia Limited, incorporated under the laws of Hong Kong.

 6.  VLSI Switzerland AG, incorporated under the laws of Switzerland.

 7.  ComAtlas S.A., incorporated under the laws of France.

 8. VLSI Foreign Sales Corporation, incorporated under the laws of the U.S. Virgin Islands.

 9.  VLSI Technology France EURL, incorporated under the laws of France.

10. VLSI Technology Wireless Communication Research EURL, incorporated under the laws of France.

11.  Creative System Solutions GmbH, incorporated under the laws of Germany.

12.  Creative System Solutions, Inc., incorporated under the laws of Canada.

13.  VLSI India, Inc., incorporated under the laws of the State of Delaware.

14. VLSI Technology (UK) Holdings Limited, incorporated under the laws of the United Kingdom.

15.  VLSITEX, Inc., incorporated under the laws of the State of Texas.